Exhibit 4.1

                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT ("Agreement"') is entered into this 21th day of August 2003 by and between Dtomi, Inc., a Nevada Corporation (the "Company") and the Moshe Grauman ("Consultant").

RECITALS

         A. Consultant, through the expenditure of considerable money, time and effort, has created developed, and is continuing to improve, an efficient system for providing management consulting and financial services (the "Services") to private companies.

         B. The Company desires to obtain the assistance of Consultant, and Consultant is willing to provide such assistance, with respect to the Services.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained: herein, the sufficiency of which is hereby acknowledged by each of the parties, the Company and Consultant hereby agrees as follows:

         1.Appointment as Consultant; Scope of Services. The Company hereby engages Consultant as a consultant in connection with the Services. Consultant hereby agrees to perform such consulting services upon the terms and conditions hereinafter set forth.

         2. Term. This Agreement shall be for a period of Five (5) years commencing as of the date of this Agreement and shall be extended on each anniversary of this agreement for one additional year unless otherwise terminated in writing by either the Company or the Consultant. Notwithstanding the above, sections 9, 11, 12, 14 and 15 hereof shal1 survive termination of this Agreement.

         3. Services of Consultant.

                  (a) Consultant  agrees that during the term of this Agreement, unless this Agreement is sooner terminated pursuant to its terms, Consultant shall perform the Services including more specifically those services described in Schedule "A" attached hereto and incorporated herein by reference (collectively, the "Services"'). The parties agree that the general terms and conditions of this Agreement, which will be controlling, will govern the work performed by Consultant.

                  (b) The Services performed  by Consultant  may be performed at days, times and in the order or sequence, as Consultant deems desirable.

                  (c) Consultant shall provide the personnel and  administrative services necessary to provide the Services.

         4. Compensation. Compensation shall be for management consulting services, identifying potential customers for both Dtomi Enterprise and the Spring Axle divisions, assisting in writing business plans and projections, identifying acquisition candidates and identifying potential board of directors candidates. As compensation for management consulting services, the Company shall pay the Consultant 500,000 Shares of the Common Stock of Dtomi, Inc. (OTCBB: DTOI).

         5. Expenses. Consultant shall be responsible for any and all of its expenses incurred in connection with the performance of the Services unless expenses are otherwise pre-authorized by the Company.

         6. Relationship of the Parties. Consultant under this Agreement is and shall act as an independent contractor and not as an agent, servant, or employee of the Company. Nothing in this Agreement shall be construed to imply that the Consultant or its agents or employees are officers or employees of the Company. Consultant shall assume full responsibi1ity to and for all of its agents and employees any federal, state, or local laws or regulations regarding employees' liability, worker's compensation, unemployment insurance, income tax withholding, and authorization for employment, as well as any other acts, laws, or regulations of similar import. Consultant hereby acknowledge and agrees that it shall have no authority to enter into any contract or agreement or to bind the Company except as specifically provided herein and that in connection with the performance of the Services it shall have no authority to make any representations of any kind with respect to or on behalf of the Company. It is understood that independent contractor status is a condition required by the Consultant to its agreement to perform the Services specified to performed by, the Consultant under this Agreement.

         7. Personal Services. Consultant shall be personally responsible for the performance f the Services described herein, and shall be responsible for any persons employed by Consultant to assist consultant in the performance of such Service.

         8. Non-Exclusive Services. During the term of this Agreement. Consultant may perform and may permit any of its employees, principals, or affiliates to perform consulting services; similar to the Services provided for herein in its sole and absolute discretion.

         9.   Non-Disclosure Covenant.

                  (a) Consultant  covenants  and agrees that it will not, at any time during the term of this Agreement, or at any time thereafter, communicate or disclose to any person, or use for its own account or for the account of any other person, without the prior written consent of the Company, any trade secret or confidential knowledge or information concerning the business and affairs of the Company or any of their affiliates acquired by Consultant during the term of this Agreement. The same shall not be used by Consultant in any way other than in performance of its services under this Agreement and shall be returned to the Company promptly at the termination of the work performed pursuant to this Agreement by Consultant. Consultant will not deliver, reproduce, or in any way allow such information or documents; to be delivered by it or any person or entity outside, the Company without duly authorized specific direction or consent of the Company. Consultant further covenants and agrees that, during the term of this Agreement and therefore certain all-such confidential knowledge and information concerning the foregoing, in trust, for the sole benefit of the Company and its affiliates and their respective successors and assigns. Consultant shall ensure the compliance of al1 of its employees and agents with the provisions of this covenant. This Section 9 shall survive the termination of this Agreement.

                  (b) Company covenants and agrees that it will not, at any time during the term of this Agreement, or at any time thereafter, communicate or disclosure to any person, or use for its own account or for the account of any other person, without the prior written consent of the Consultant, any confidential knowledge or information concerning any trade secret or confidential information concerning the business and affairs of the Consultant or any of its affiliates acquired by the Company during the term of this Agreement. The same shall not be used by the Company in any way other than pursuant to the terms of this Agreement. The Company will not deliver, reproduce, or in any way allow such information or documents to be delivered by it or any person or entity outside the Company without duly authorized specific direction or consent of the Consultant. The Company further covenants and agrees that, during the term of the Agreement and thereafter, it will retain all such confidential knowledge and Information concerning the foregoing, in trust, for the sole benefit of the Consultant and its affiliates and their respective successors and assigns. The Company shall ensure the compliance of all of us employees and agents with the provisions of this covenant. This Section shall survive the termination of this Agreement.

         10. Obligations of the Company. The Company hereby agrees to facilitate the performance of the Services by the Consultant and to provide Consultant with access to all information and personnel reasonably requested by Consultant relating to the Services.

         11. Indemnification by the Consultant to the Company

                  (a) Consultant  agrees  to  indemnify  and to  save  and  hold harmless the Company, its agents and employees from and against any and all claims, losses, liabilities, damages, costs, and expenses, including without limitation attorneys fees, to which the Company may be subject under any applicable act, role, regulation, statute or at common law or otherwise, and will reimburse the Company and such other persons for any legal or other expenses reasonably incurred by them in connection with investigating or defending action, whether or not resulting in any liabilities insofar as such losses; c1aims, damages, liabilities, or expenses arise out of are based on any (i) breach or inaccuracy of any representation, warranty, or covenant of Consultant contained herein. (ii) misrepresentation or fraud made as a result of or in connection with consultant's performance of the Services hereunder; or (iii) any action by the Consultant in conr.4ection with the Consultant's performance of the Services hereunder related to any violation of applicable law or regulation.

                  (b) Promptly after receipt by Consultant under  Subsections 11
                      (a) or 11 (b) hereof notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under any such Subsections, notify the indemnifying party in writing of the commencement. Any failure to so notify the indemnifying party shall relieve the indemnifying party of liability.

         12   Indemnification by the Company to the Consultant

                  (a) Company  agrees to indemnify and to save and hold harmless
                      Consultant, its agents and employees from and against any and al1 claims, losses, liabilities, damages, costs, and expenses, including without limitation attorneys fees, to which the Consultant may be subject under any applicable act, rule, regulation, statute or at common law or otherwise, and will reimburse the Consultant and such other person for any legal or other expenses reasonably incurred by them in connection with investigating or defending actions, whether or not resulting in any liability insofar as such losses, claims, damages, liabilities, or expenses arise out of or are based on any
                      (i) breach or inaccuracy of any representation, warranty, or covenant of the Com any contained herein; or (ii) any misrepresentations or any untrue statements of a material fact contained in any offering materials or the omission therefrom of a material fact required to be the stated therein or necessary to make the statement therein not misleading.

(b) Promptly after receipt by Consultant under Subsections 12(a) or 12(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under any such Subsections, notify party writing of the commencement of such action within 30 days of such commencement. Any failure to so notify indemnifying party shall relieve the indemnifying party of labi1ity.

         13. Intellectual Property. Consultant acknowledges that the Company's trademarks, trade names and emblems are the property of the Company and that it is expressly understood that no licensed use of intellectual property is granted herein to Consultant. It is further understood that any use of Consultant of any such intellectua1 property shall be in the name of Company. Upon termination of this agreement, Consultant shall immediately and permanently is continue and cease and desist from engaging in any activity, which would tend to indicate that Consultant is affiliated with anyone who is authorized to uti1ize the intellectual property.

         14. Representations, Warranties and Covenants of Consultant. Consultant hereby represents and warrants that the Consultant has the requisite power and authority to enter into this agreement and to carry out its obligations hereunder. The execution and de1ivery of this agreement by consultant of the consummation by Consultant of the transactions contemplated hereby have been duly authorized by Consultant, and no other action on the part of Consultant is necessary to authorize this agreement in such transactions. This agreement has been duly executed and delivered by Consultant and constitutes a valid and binding obligation of Consu1tant, enforceab1e in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights generally by general principles of equity.

         15. Representations and Warranties of the Company. The Company hereby represents an warrants as of the date hereof each of the following:

                  (a) The  Company  is a  corporation  duly  organized,  validly existing, and in good standing under the laws of the State of Florida, with all requisite corporate power and authority to carry on its business now conducted and own and operate the assets and properties now owned and operated by it. The Company is duly qualified to do business and is in good standing in Florida and in each jurisdiction in which it is required to be qualified and in which the failure to be so qualified could have a material adverse effect on the business of operations of the Company.

                  (b) The  company  has  the  requisite   corporate   power  and
                      authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery or this agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by the Company, and no other corporate proceedings on the part of the Company are necessary to authorize this agreement in such transactions. This agreement has been duly executed and delivered by the Company and constitutes a va1id and binding obligation of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditors' rights general1y by general principles of equity.

         16. Notices. Any notice of communication to be given under the terms of this Agreement shall be in writing and delivered in person or deposited, certified or registered in the United States mail, postage prepaid, addressed as fol1ows:


                  If to Consultant:         Moshe Grauman
                                            P.O. Box 4078
                                            Beer Sheva, Israel

                  If to Company:            Dtomi, Inc
                                            200 9th Avenue North, Suite 210
                                            Safety Harbor, Fl 34695
                                            Phone: 727-797-6664
                                            Fax: 727-797-7770
                                            Attn: David Otto, Chairman

         17. Severability. In the event that any provision in this Agreement is he1d to be invalid, void, or illegal by any court of competent jurisdiction, then the court making such determination may reduce the obligations so as to be enforceable according to applicable law and enforce such obligations as reduced. The remaining provisions of this agreement shall be enforced according to their terms.

         18. Modification and Amendments. This Agreement shall not be altered or amended, expect by writing, signed by all the parties hereto, or such parties authorized agents.


         19. Entire Agreement. This agreement constitutes and embodies the full and complete understanding and agreement of the parties hereto with respect to the subject matt hereof and supersedes all prior understanding: or agreements whether oral or in writing. .

         20. Governing Law. This agreement shall be governed by and construed in accordance with the laws of the State of Florida, without regard to the conflict of laws principles thereof.

         21. Attorney's Fees. If any arbitration, litigation, action, suit, or other proceeding is instituted to remedy, prevent or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party's attorneys fees incurred in each and every such action, suit or other proceeding, including any and all appeals or petitions there from. As used in this Agreement, attorneys' fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those re1ated to any appeal or the enforcement of any judgment on the basis of the usual fee charged by attorneys performing such services.

         22. Arbitration Clause. The American Arbitration Association in Sarasota, Florida shall arbitrate any and all disputes arising from this Agreement under the law of the State f Florida. The results of any such arbitration shall be binding on all Parties an their affiliates or agents.

         23. Headings. The paragraph headings used herein arc for convenience and reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

         22. No Waiver By Failure To Act. Neither any failure nor any delay on the part of either party hereto in exercising any right hereunder shall operate as a waiver thereof; nor all any single or partial exercise of any right hereunder preclude any other or further any exercise thereof or the exercise of any other right.

         23. Assignment. This agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto; provided however, that Consultant shall not assign any right herein or delegate any duties without the prior written consent of the Company.

         24. No Partnership: Third Person. It is not intended by this Agreement to, and nothing contained in this Agreement shall, create any partnership, joint venture or other arrangement between Consultant and the Company. No term or provision of this Agreement is intended to, or shall be for the benefit of any person, firm, corporation or other entity not a party hereto and no such party shal1 have an. right or cause of action hereunder.

IN WITNESS WHEREOF, this Consulting Agreement has been executed as of the day and year first written above.


                               Dtomi. Inc. a Nevada. Corporation

                               By:  /s/ David M. Otto
                                  -------------------------------------
                                  David M. Otto
                               Its: Chairman of the Board


                               Moshe Grauman

                               By: /s/ Moshe Grauman
                                  -------------------------------------
                                Moshe Grauman

                                   SCHEDULE A

I. The Consultant's services shall include but not be limited to the following:

          1. Consultant shall act, generally, as an advisor to the Company with respect to existing and potential customers, as well as being a liaison between the Company and such persons.

          2. As the Company shall request or direct, Consultant shall assist in establishing and advising the Company with respect to: meetings and interviews of Company officers by other members of the financial community both in the United States and in Europe.

          3. As the Company shall request or direct, Consultant shall act generally as a management consultant to the Company including:
               (a) assisting in writing business plans; (b) participating in strategic planning sessions (c) identifying and evaluating potential acquisition candidates; (d) introducing the Company to potential business partners and customers; and (e) introducing the Company to venture capital firms, underwriters, banks, financial advisors, and financial institutions both in the United States and in Europe.

II. The parties recognize that certain responsibilities and obligations are imposed by both U.S. and foreign securities laws as well as by the applicable rules and regulations of the NASD, in-house `due diligence' or `compliance' departments of brokerage houses, etc. Accordingly Consultant agrees to the following limitations on services:

         1. Consultant shall NOT release any financial or other information or data about the Company without the consent and approval of the Company.

         2. Consultant shal1 NOT conduct any meeting with financial analyst without informing the Company in advance of the proposed meeting and the format or agenda of such meeting and the Company may elect to have a representative of the Company attend such meeting.

         3. Consultant shall NOT release any information or data about the Company to any selected or limited person(s), entity, or group if Consultant is aware that such information of data has not been generally released or promulgated/

         4. Consultant shall NOT take any action or advise or knowingly permit the Company to take any actions, which would violate any foreign securities laws or rules and regulations issued thereunder.

         5. Consultant shall NOT solicit or accept any investments from individual or institutional investors, but shall refer any prospective investors to the Company.